Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
Wednesday, August 22, 2012	TRADED: Nasdaq

LANCASTER COLONY CONTINUES HIGHER CASH DIVIDEND;

BOARD OF DIRECTORS SETS ANNUAL MEETING DATE AND TIME

COLUMBUS, Ohio, Aug. 22 –Lancaster Colony Corporation (Nasdaq: LANC) announced today that its board of directors has declared a quarterly cash dividend of 36 cents per share on the company’s common stock, payable September 28, 2012 to shareholders of record on September 7, 2012.

The board voted to continue the cash dividend at the higher level set nine months ago. At that time, Lancaster Colony became one of only 16 U.S. companies to have increased regular cash dividends each year for 49 consecutive years.

The company also announced that its board of directors has set the annual meeting of shareholders for 11:30 a.m. ET, Monday, November 19, 2012 in the Lilac meeting room at The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219. The record date for shareholders entitled to vote at the meeting is Friday, September 21, 2012.

John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony, said, “The dividend reflects the company’s continued strong financial position and will be the 197th consecutive quarterly cash dividend paid by the company since September 1963.” He noted that the indicated annual payout for the current fiscal year ending June 30, 2013 is $1.44 per share, up from the $1.41 per share paid in fiscal 2012.

Common shares currently outstanding are approximately 27,287,000.

Forward-Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the potential for loss of larger programs or key customer relationships;

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts; MORE . . .

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•	the lack of market acceptance of new products;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	price and product competition;

•	fluctuations in the cost and availability of raw materials;

•	adverse changes in energy costs and other factors that may affect costs of producing, distributing or transporting our products;

•	maintenance of competitive position with respect to other manufacturers, including import sources of production;

•	dependence on key personnel;

•	stability of labor relations;

•	dependence on contract copackers and limited or exclusive sources for certain goods;

•	changes in estimates in critical accounting judgments;

•	the outcome of any litigation or arbitration; and

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risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law.

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FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO Lancaster Colony Corporation Phone: 614/224-7141 -or- Investor Relations Consultants, Inc. Phone: 727/781-5577 or E-mail: lanc@mindspring.com